UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act*:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	EPEG	N/A

*On June 7, 2019, a Form 25 relating to the delisting and deregulation under section 12(b) of the Registrant’s Class A common stock was filed by the New York Stock Exchange LLC. The Registrant’s Class A common stock trades on the OTC Pink Sheets market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

EP Energy Corporation (the “Company”) will not make on August 15, 2019 (the “Interest Payment Date”) the approximately $40.0 million cash interest payment (the “Interest Payment”) due and payable on the Interest Payment Date with respect to the outstanding 8.00% Senior Secured Notes due 2025 (the “Notes”) issued by EP Energy LLC (“EP Energy LLC”) and Everest Acquisition Finance Inc. (together with EP Energy LLC, the “Issuers”), both indirect, wholly-owned subsidiaries of the Company, under the indenture governing the Notes (the “Indenture”).  Under the Indenture, the Issuers have a 30-day grace period to make the Interest Payment before such non-payment is an “event of default” under the Indenture. No “event of default” will be deemed to have occurred under the Indenture unless the Issuers do not make the Interest Payment prior to the expiration of the 30-day grace period.

As reported in our Quarterly Report on Form 10-Q for the period ending June 30, 2019, in order to address liquidity and balance sheet issues, our Board of Directors (the “Board”) has appointed a special committee (the “Special Committee”) of the Board consisting of independent members of the Board who are not affiliated with our Sponsors (affiliates of Apollo Global Management LLC, Riverstone Holdings LLC, Access Industries and Korea National Oil Corporation, collectively, the “Sponsors”), and the Company has engaged financial and legal advisors to consider a number of potential actions we may take in order to address these issues.  The Company is evaluating certain strategic alternatives including financings, refinancings, amendments, waivers, forbearances, asset sales, debt issuances, exchanges and purchases, out-of-court or in-court restructurings (pursuant to which we may seek relief under the United States Bankruptcy Code, Title 11) and/or similar transactions involving the Company, none of which have been implemented at this time. The Special Committee is authorized to, among other things, consider, evaluate and approve such strategic alternatives.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the payment of the Interest Payment and the review of strategic alternatives. Such statements are subject to risks and uncertainties that could cause results to differ materially from the Company’s expectations, including the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated in the Company’s subsequently filed Quarterly Reports on Form 10-Q. While the Company makes these statements in good faith, neither the Company nor its management can guarantee that anticipated future results will be achieved. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EP ENERGY CORPORATION

Date: August 15, 2019	By:	/s/ Jace D. Locke
Jace D. Locke
Vice President, General Counsel and Corporate Secretary

EP ENERGY LLC

	By:	/s/ Jace D. Locke
Jace D. Locke
Vice President, General Counsel and Corporate Secretary

3